Exhibit 4.1
Execution Version
AMENDMENT NO. 2
Dated as of May 2, 2025
to
CREDIT AGREEMENT
Dated as of January 5, 2023
THIS AMENDMENT NO. 2 (this “Amendment”) is made as of May 2, 2025 by and among LKQ CORPORATION (the “Company”), the other Borrowers party hereto and Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement, dated as of January 5, 2023, by and among the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment, the “Amended Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Amended Credit Agreement (as defined below).
WHEREAS, the Company has requested that each Term Lender extend the Term Loan Maturity Date applicable to such Term Lender for an additional one year period, from January 5, 2026 to January 5, 2027 (the “Extension”), and each Term Lender by its signature hereto has agreed to the Extension on the terms and subject to the conditions set forth herein; and
WHEREAS, the Company and the Administrative Agent have agreed to make certain other modifications to the Existing Credit Agreement and waive certain Defaults or Events of Default as expressly set forth below on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Administrative Agent hereby agree to enter into this Amendment.
1.Amendments to the Existing Credit Agreement. Effective as of the Amendment Effective Date (as defined below), the Existing Credit Agreement is hereby amended as follows:
(a)The definition of the term “Term Loan Maturity Date” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:
““Term Loan Maturity Date” means January 5, 2027 or such later date as may be extended pursuant to Section 2.27.”
(b)Section 9.12(a) of the Existing Credit Agreement is hereby amended to add the following as a new sentence to the end of such Section:
“For the avoidance of doubt, nothing herein prohibits any Person from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a Governmental Authority or a regulatory or self-regulatory authority.”

2.Reallocations, Etc. As of the Amendment Effective Date, the outstanding Term Loans are held by the applicable Term Lenders in such amounts as set forth on Schedule I attached hereto. In connection with the foregoing and the other transactions contemplated hereby, on the Amendment Effective Date:
(a)each Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders of each applicable Class, as required, after giving effect thereto and the use of such amounts by the Administrative Agent to make payments to such other Lenders to cause each Lender’s portion of the Credit Exposure and Commitments of all the Lenders of the applicable Class to equal its Applicable Percentage of such Class of such Credit Exposure and Commitments;
(b)in connection with the foregoing, the Administrative Agent shall make such reallocations, sales, assignments or other relevant actions in respect of the “Commitment” and “Credit Exposure” (each as defined in and in effect under the Existing Credit Agreement) as are necessary in order that each Lender’s Credit Exposure of the applicable Class under the Amended Credit Agreement reflects such Lender’s Applicable Percentage of such Class on the Amendment Effective Date (and in no event exceeds each such Lender’s Commitment of the applicable Class), and each Loan Party and each Lender that was a “Lender” under the Existing Credit Agreement (constituting the “Required Lenders” under and as defined therein) hereby agrees (with effect immediately prior to the Amendment Effective Date) that (i) such reallocation, sales and assignments shall be deemed to have been effected by way of, and subject to the terms and conditions of, Assignment and Assumptions, without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which are hereby waived), (ii) such reallocation shall satisfy the assignment provisions of Sections 9.02(e) and 9.04 of the Existing Credit Agreement and (iii) in connection with such reallocation, sales, assignments or other relevant actions, the Loan Parties shall pay all interest in respect of the Term Loans outstanding under the Existing Credit Agreement and accrued to the date hereof to the Administrative Agent for the account of the applicable Lenders party hereto; and
(c)each of the signatories hereto that is also a party to the Existing Credit Agreement hereby consents to any of the actions described in this Section 2 and agrees that any and all required notices and required notice periods under the Existing Credit Agreement in connection with any of the actions described in this Section 2 on the Amendment Effective Date are hereby waived and of no force and effect.
3.Limited Waiver. The Company hereby notifies the Administrative Agent and the Lenders of the occurrence and continuance of an Event of Default pursuant to clause (d) of Article VII of the Existing Credit Agreement for failure to comply with Section 5.02(d) of the Existing Credit Agreement in connection with the failure to furnish, within 10 Business Days of the effectiveness thereof, copies of substantially final drafts of any proposed amendments, supplements, waivers or other modifications with respect to the governing documents of any Loan Party (such Event of Default, collectively with any other Default or Event of Default that has arisen or may arise prior to the date hereof directly as a result thereof, the “Specified Events of Default”), and hereby requests that the Required Lenders agree to waive the Specified Events of Default. As of the Amendment Effective Date, subject to the satisfaction of the condition precedent set forth in Section 4 below and notwithstanding anything in the Existing Credit Agreement to the contrary, by the execution of this Amendment by the Required Lenders, the Administrative Agent and the Lenders hereby waive the Specified Events of Default; provided, however, that such waiver shall only apply to the Specified Events of Default, and any other Default or Event of Default, whether now existing or hereafter occurring, shall not be subject to or receive the benefit of such waiver. For the avoidance of doubt, if this Amendment does not become effective pursuant to Section 4 below, nothing herein shall serve as a waiver by the Lenders of any Default or Event of Default, and the Lenders reserve all rights and remedies with respect to any Default or Event of Default.
4.Conditions of Effectiveness. This Amendment shall become effective on the date on which each of the following conditions precedent have been satisfied or waived (the “Amendment Effective Date”):
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(a)The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrowers, each Term Lender, the Required Lenders and the Administrative Agent.
(b)Immediately before and after giving effect to the Extension:
(i) no Default or Event of Default has occurred and is continuing;
(ii) the representations and warranties contained in the Existing Credit Agreement are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect), as though made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and
(iii) since the date of the most recent audited Financial Statements, no event, circumstance or development has occurred that constitutes or has had or could reasonably be expected to constitute or have a Material Adverse Effect.
(c)The Administrative Agent shall have received (i) a certificate of the Borrowers, dated as of the Amendment Effective Date and executed by an authorized officer of such Borrower, which shall (A) certify the resolutions of its Board of Directors, Board of Managers, members or other governing body authorizing the execution, delivery and performance of this Amendment and (B) in the case of the Company, certifying as to the matters set forth in Section 5(b) of this Amendment.
(d)The Lenders and the Administrative Agent shall have received (i) all fees required to be paid on the date hereof and (ii) all expenses required to be reimbursed for which invoices have been presented (including reasonable out-of-pocket fees and expenses of counsel for the Administrative Agent) in connection with this Amendment to the extent invoiced at least three (3) Business Days prior to the Amendment Effective Date.
5.Representations and Warranties of the Company. The Company hereby represents and warrants as follows:
(a)This Amendment and the Amended Credit Agreement constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)Except as expressly set forth herein, as of the date hereof and after giving effect to the terms of this Amendment (including the Extension contemplated herein), (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the representations and warranties of the Company set forth in Article III of the Amended Credit Agreement are true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) with the same effect as though made on and as of the date hereof (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date is true and correct in all material respects (or in all respects in the case of any representation and warranty qualified by materiality or Material Adverse Effect) only as of such specified date).
(c)The execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate or other organizational action, and does not and will not (i) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which the Company or its property is subject; or (ii) violate any Requirement of Law.
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6.Reference to and Effect on the Existing Credit Agreement.
(a)Upon the effectiveness hereof, each reference to the Existing Credit Agreement in the Existing Credit Agreement or any other Loan Document shall mean and be a reference to the Amended Credit Agreement.
(b)The Amended Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection with the Existing Credit Agreement shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Existing Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
(d)This Amendment is a Loan Document.
7.Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York. The parties hereto agree that provisions of Sections 9.09 and 9.10 of the Amended Credit Agreement are hereby incorporated by reference, mutatis mutandis.
8.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
9.Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided, that, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Company without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature, and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart.
10.No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein are intended, nor shall they be deemed or construed, to effect a novation of any liens or Obligations under the Existing Credit Agreement or to pay, extinguish, release, satisfy or discharge (a) the Obligations under the Existing Credit Agreement, (b) the liability of any Loan Party under the Existing Credit Agreement or the other Loan Documents executed and delivered in connection therewith or any Obligations or other obligations evidenced thereby, or (c) any mortgages, deeds of trust, liens, security interests or contractual or legal rights securing all or any part of such Obligations.
11.Reaffirmation. Except as expressly modified by this Amendment, all of the terms, provisions and conditions of the Existing Credit Agreement, as heretofore amended, shall remain unchanged and in full force and effect. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Existing Credit Agreement and each other Loan Document to which it is a party (after giving effect hereto) and (ii) to the extent such Person
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granted liens on or security interests in any of its property pursuant to any Loan Documents as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. This Amendment shall not constitute a course of dealing with the Administrative Agent or any Lender at variance with the Existing Credit Agreement or the other Loan Documents such as to require further notice by such Person to require strict compliance with the terms of the Existing Credit Agreement and the other Loan Documents in the future.
[Signature Pages Follow]
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

LKQ CORPORATION,
as the Company

By:__/s/ Rick Galloway__________________
Name: Rick Galloway
Title: Senior Vice President – Chief Financial Officer

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

UNI-SELECT INC., as a Canadian Borrower

By:__/s/ Rick Galloway___________________
Name: Rick Galloway
Title: VP- Chief Financial Officer

LKQ CANADA AUTO PARTS INC., as a Canadian Borrower

By: /s/ Derek P. Willshire___________________
Name: Derek P. Willshire
Title: Vice President

LKQ EUROPE GMBH, as a Swiss Borrower

By: /s/ Diederik Van Erven Dorens _____________
Name: Diederik Van Erven Dorens
Title: CFO Europe

ELIT GROUP GMBH, as a Swiss Borrower

By: /s/ Diederik Van Erven Dorens _____________
Name: Diederik Van Erven Dorens
Title: CFO Europe

ATRACCO GROUP AB, as the Swedish Borrower

By: /s/ Mangus Tagesson ____________________
Name: Mangus Tagesson
Title: CEO, Chairman of the Board

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

LKQ GROUP (UK) LIMITED, as the UK Borrower

By: /s/ Annick Jourdenais___________________
Name: Annick Jourdenais
Title: Director

STAHLGRUBER GMBH, as a German Borrower

By: /s/ Michael L. Schuster_________________
Name: Michael L. Schuster
Title: CEO

By: /s/ Timothy Grygotis __________________
Name: Timothy Grygotis
Title: CFO

LKQ GERMAN HOLDINGS GMBH, as a German Borrower

By: /s/ Michael L. Schuster_________________
Name: Michael L. Schuster
Title: CEO

By: /s/ Timothy Grygotis __________________
Name: Timothy Grygotis
Title: CFO

LKQ EUROPEAN HOLDINGS B.V., as a Dutch Borrower

By: /s/ Eelco Armin Aantjes _______________
Name: Eelco Armin Aantjes
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

LKQ NORTH-WEST EUROPE B.V., as a Dutch Borrower

By: /s/ Eelco Armin Aantjes _______________
Name: Eelco Armin Aantjes
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Term Lender

By: /s/ Bryan Girouard
Name: Bryan Girouard
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

BANK OF AMERICA, N.A., as a Term Lender

By: /s/ Jason Yakabu
Name: Jason Yakabu
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

MUFG BANK, LTD., as a Term Lender

By: /s/ George Stoecklein
Name: George Stoecklein
Title: Managing Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

PNC BANK, NATIONAL ASSOCIATION, as a Term Lender

By: /s/ Shane Johnson
Name: Shane Johnson
Title: Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

TRUIST BANK, as a Term Lender

By: /s/ Jason Hembree
Name: Jason Hembree
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

CAPITAL ONE, NATIONAL ASSOCIATION, as a Term Lender

By: /s/ Benjamin Lucas
Name: Benjamin Lucas
Title: Duly Authorized Signatory

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

HSBC BANK USA, NATIONAL ASSOCIATION, as a Term Lender

By: /s/ Shanti Aiyer
Name: Shanti Aiyer
Title: Senior Vice President

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

ROYAL BANK OF CANADA, as a Term Lender

By: /s/ Sudip Mukherjee
Name: Sudip Mukherjee
Title: Vice President, Corporate Client Group Finance

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

TD BANK, N.A., as a Term Lender

By: /s/ Richard A. Zimmerman
Name: Richard A. Zimmerman
Title: Managing Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

UNICREDIT BANK AG, NEW YORK BRANCH, as a Term Lender

By: /s/ Michele Cioffi
Name: Michele Cioffi
Title: Director
By: /s/ Peter Daugavietis
Name: Peter Daugavietis
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

BNP PARIBAS, as a Term Lender

By: /s/ Richard Pace
Name: Richard Pace
Title: Managing Director
By: /s/ Louis Moran
Name: Louis Moran
Title: Director

Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation

U.S. BANK NATIONAL ASSOCIATION, as a Term Lender

By: /s/ Dianne Cordell
Name: Dianne Cordell
Title: Assistant Vice President
Signature Page to Amendment No. 2 to
Credit Agreement dated as of January 5, 2023
LKQ Corporation